Office of the	Bureau du
Auditor General	vérificateur général

Exhibit (f)

CONSENT OF AUDITOR GENERAL

I hereby consent to the inclusion of the report of the Auditor General on the financial statements of the Province of New Brunswick for the fiscal year ended 31 March 2005 as exhibit (f) to the Annual Report on Form 18-K of the Province of New Brunswick for the fiscal year ended 31 March 2005.

Fredericton, New Brunswick

K. D. Robinson, CA

23 December 2005

Deputy Auditor General

Tel./Téléphone:

P.O. Box 758

Case postale 758

(506) 453-2243

Fredericton

Fredericton

Fax/Télécopieur:

New Brunswick

Nouveau-Brunswick

(506) 453-3067

Canada  E3B 5B4

Canada  E3B 5B4